                                                                     EXHIBIT 4.1


                          SENIOR SUBORDINATED INDENTURE



                                      among



                            NEW WORLD PASTA COMPANY,

                           THE GUARANTORS NAMED HEREIN



                                       and



                              THE BANK OF NEW YORK,
                                   as Trustee



                          dated as of February 19, 1999




                                  $160,000,000




                    9 1/4% Senior Subordinated Notes due 2009

                                         TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE......................................1

SECTION 1.01  Definitions.................................................................. 1
SECTION 1.02  Incorporation by Reference of Trust Indenture Act............................26
SECTION 1.03  Rules of Construction........................................................26

ARTICLE TWO THE NOTES .....................................................................27

SECTION 2.01  Form and Dating..............................................................27
SECTION 2.02  Execution and Authentication.................................................28
SECTION 2.03  Registrar and Paying Agent...................................................29
SECTION 2.04  Paying Agent to Hold Assets in Trust.........................................29
SECTION 2.05  Holder Lists.................................................................29
SECTION 2.06  Transfer and Exchange........................................................30
SECTION 2.07  Replacement Notes............................................................30
SECTION 2.08  Outstanding Notes............................................................30
SECTION 2.09  Treasury Notes...............................................................31
SECTION 2.10  Temporary Notes..............................................................31
SECTION 2.11  Cancellation.................................................................31
SECTION 2.12  Defaulted Interest...........................................................32
SECTION 2.13  CUSIP Number.................................................................32
SECTION 2.14  Deposit of Moneys............................................................32
SECTION 2.15  Book-Entry Provisions for Global Notes.......................................32
SECTION 2.16  Registration of Transfers and Exchanges......................................33

ARTICLE THREE REDEMPTION...................................................................37

SECTION 3.01 Notices to Trustee............................................................37
SECTION 3.02 Selection of Notes To Be Redeemed.............................................37
SECTION 3.03 Notice of Redemption..........................................................37
SECTION 3.04 Effect of Notice of Redemption................................................38
SECTION 3.05 Deposit of Redemption Price...................................................38
SECTION 3.06 Notes Redeemed in Part........................................................39
SECTION 3.07 Optional Redemption...........................................................39

ARTICLE FOUR COVENANTS................................................................40

SECTION 4.01  Payment of Notes........................................................40
SECTION 4.02  Maintenance of Office or Agency.........................................40
SECTION 4.03  Limitation on Incurrence of Indebtedness................................40
SECTION 4.04  Prohibition on Incurrence of Senior Subordinated Debt...................44
SECTION 4.05  Limitation on Liens.....................................................44
SECTION 4.06  Limitation on Restricted Payments.......................................44
SECTION 4.07  Limitation on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.................................................47
SECTION 4.08  Limitation of Guarantees by Restricted Subsidiaries.....................49
SECTION 4.09  Limitation on Transactions with Shareholders and Affiliates.............50
SECTION 4.10  Limitation on Asset Sales...............................................52
SECTION 4.11  Change of Control.......................................................53
SECTION 4.12  Compliance with Laws....................................................53
SECTION 4.13  Payment of Taxes and Other Claims.......................................54
SECTION 4.14  Notice of Defaults......................................................54
SECTION 4.15  Maintenance of Properties and Insurance.................................54
SECTION 4.16  Compliance Certificate..................................................55
SECTION 4.17  Reports to Holders and Trustee..........................................55
SECTION 4.18  Waiver of Stay, Extension or Usury Laws.................................56
SECTION 4.19  Conduct of Business.....................................................56

ARTICLE FIVE MERGER, CONSOLIDATION AND SALE OF ASSETS.................................56

SECTION 5.01  Merger, Consolidation and Sale of Assets................................56
SECTION 5.02  Successor Substituted...................................................58

ARTICLE SIX DEFAULTS AND REMEDIES.....................................................58

SECTION 6.01  Events of Default.......................................................58
SECTION 6.02  Acceleration............................................................60
SECTION 6.03  Control by Majority.....................................................60
SECTION 6.04  Other Remedies..........................................................61
SECTION 6.05  Waiver of Past Default..................................................61
SECTION 6.06  Limitation on Suits.....................................................61
SECTION 6.07  Rights of Holders to Receive Payment....................................62
SECTION 6.08  Collection Suit by Trustee..............................................62
SECTION 6.09  Trustee May File Proofs of Claim........................................62
SECTION 6.10  Priorities..............................................................62
SECTION 6.11  Undertaking for Costs...................................................63

ARTICLE SEVEN TRUSTEE..................................................................63

SECTION 7.01  Duties of Trustee........................................................63
SECTION 7.02  Rights of Trustee........................................................64
SECTION 7.03  Individual Rights of Trustee.............................................65
SECTION 7.04  Trustee's Disclaimer.....................................................65
SECTION 7.05  Notice of Defaults.......................................................65
SECTION 7.06  Reports by Trustee to Holders............................................66
SECTION 7.07  Compensation and Indemnity...............................................66
SECTION 7.08  Replacement of Trustee...................................................67
SECTION 7.09  Successor Trustee by Merger, etc.........................................68
SECTION 7.10  Eligibility; Disqualification............................................68
SECTION 7.11  Preferential Collection of Claims Against the Company....................68

ARTICLE EIGHT DISCHARGE OF INDENTURE; DEFEASANCE.......................................68

SECTION 8.01  Termination of the Company's Obligations.................................68
SECTION 8.02  Legal Defeasance and Covenant Defeasance.................................70
SECTION 8.03  Conditions to Legal Defeasance or Covenant Defeasance....................71
SECTION 8.04  Application of Trust Money...............................................72
SECTION 8.05  Repayment to Company.....................................................72
SECTION 8.06  Reinstatement............................................................73

ARTICLE NINE SUBORDINATION OF NOTES....................................................73

SECTION 9.01  Notes Subordinated to Senior Indebtedness................................73
SECTION 9.02  No Payment on Notes in Certain Circumstances.............................73
SECTION 9.03  Payment Over of Proceeds upon Dissolution, etc...........................74
SECTION 9.04  Subrogation..............................................................76
SECTION 9.05  Obligations of the Company Unconditional.................................76
SECTION 9.06  Notice to Trustee........................................................77
SECTION 9.07  Reliance on Judicial Order or Certificate of Liquidating Agent...........77
SECTION 9.08  Trustee's Relation to Senior Indebtedness................................77
SECTION 9.09  Subordination Rights Not Impaired by Acts or Omissions of the Company
              or Holders of Senior Indebtedness........................................78
SECTION 9.10  Holders Authorize Trustee To Effectuate Subordination of Notes           78
SECTION 9.11  This Article Not To Prevent Events of Default............................78
SECTION 9.12  Trustee's Compensation Not Prejudiced....................................78
SECTION 9.13  No Waiver of Subordination Provisions....................................78

SECTION 9.14  Subordination Provisions Not Applicable to Money Held in Trust
              for Holders.............................................................79
SECTION 9.15  Reliance by Holders of Senior Indebtedness on Subordination Provisions..79
SECTION 9.16  Reinstatement...........................................................79
SECTION 9.17  Filing of Claims........................................................79

ARTICLE TEN AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................................80

SECTION 10.01 Without Consent of Holders..............................................80
SECTION 10.02 With Consent of Holders.................................................81
SECTION 10.03 Compliance with Trust Indenture Act.....................................82
SECTION 10.04 Revocation and Effect of Consents.......................................82
SECTION 10.05 Notation on or Exchange of Notes........................................82
SECTION 10.06 Trustee to Sign Amendments, etc.........................................82

ARTICLE ELEVEN SUBSIDIARY GUARANTEE...................................................83

SECTION 11.01 Unconditional Guarantee.................................................83
SECTION 11.02 Severability............................................................84
SECTION 11.03 Contribution............................................................84
SECTION 11.04 Limitation of Guarantor's Liability.....................................84
SECTION 11.05 Execution of Subsidiary Guarantee.......................................85
SECTION 11.06 Subordination of Subrogation and Other Rights...........................85
SECTION 11.07 Additional Guarantors; Releases of Guarantors...........................85
SECTION 11.08 Successors and Assigns..................................................86
SECTION 11.09 Waiver of Stay, Extension or Usury Laws.................................86

ARTICLE TWELVE SUBORDINATION OF SUBSIDIARY GUARANTEE .................................86

SECTION 12.01 Subsidiary Guarantee Obligations Subordinated to Senior Indebtedness....86
SECTION 12.02 Payment Over of Proceeds Upon Dissolution, etc.; No Payment in Certain
              Circumstances...........................................................87
SECTION 12.03 Subrogation.............................................................88
SECTION 12.04 Obligations of Guarantors Unconditional.................................89
SECTION 12.05 Notice to Trustee.......................................................89
SECTION 12.06 Reliance on Judicial Order or Certificate of Liquidating Agent..........90

EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Legend for Global Notes
Exhibit C         Form of Subsidiary Guarantee
Exhibit D         Option of Holder to Elect Purchase
Exhibit E         Certificate to be Delivered Upon Exchange or Registration of
                  Transfer of Notes
Exhibit F         Form of Transferee Letter of Representation

                                     CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                       Indenture Section
310(a)(1)......................................................................................7.10
   (a)(2)......................................................................................7.10
   (a)(3)......................................................................................N.A.
   (a)(4)......................................................................................N.A.
   (a)(5)......................................................................................N.A.
   (b)...................................................................................7.10;13.02
   (b)(1)......................................................................................7.10
   (c)..........................................................................................N.A
311(a).........................................................................................7.11
   (b).........................................................................................7.11
   (c).........................................................................................N.A.
312(a).........................................................................................N.A.
   (b)........................................................................................13.03
   (c)........................................................................................13.03
313(a).........................................................................................7.06
   (b).........................................................................................7.06
   (b)(1)......................................................................................N.A.
   (b)(2)......................................................................................N.A.
   (c)..................................................................................7.06; 13.02
   (d).........................................................................................7.06
314(a)........................................................................................13.02
   (a)(4)......................................................................................N.A.
   (b).........................................................................................N.A.
   (c)(1)......................................................................................N.A.
   (c)(2)......................................................................................N.A.
   (c)(3)......................................................................................N.A.
   (d).........................................................................................N.A.
   (e).........................................................................................N.A.
   (f).........................................................................................N.A.
315(a).........................................................................................N.A.
   (b)..................................................................................7.05; 13.02
   (c).........................................................................................N.A.
   (d).........................................................................................N.A.
   (e).........................................................................................N.A.
316(a)(1)(A)...................................................................................N.A.
   (a)(1)(B)...................................................................................6.05
   (a)(2)......................................................................................N.A.
   (b).........................................................................................N.A.
   (c).........................................................................................N.A.
317(a)(1)......................................................................................N.A.
   (a)(2)......................................................................................N.A.
   (b).........................................................................................N.A
318(a).........................................................................................N.A.
   (b).........................................................................................N.A.
   (c).........................................................................................N.A.
*This Cross-Reference Table is not part of the Indenture.  N.A. means not applicable.

                  INDENTURE dated as of February 19, 1999, among NEW WORLD PASTA COMPANY, a Delaware corporation (the "Company"), the GUARANTORS from time to time party hereto, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party hereto and for the equal and ratable benefit of the Holders from time to time of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01  Definitions.

                  "Acceleration Notice" shall have the meaning provided in
Section 6.02.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary or at the time of such merger or consolidation or acquisition of assets shall not be Acquired Indebtedness.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP and before any reduction in respect of preferred stock dividends; provided that (x) there shall be added to such aggregate net income (or loss) the amount of any decrease in the deferred tax asset for such period relating to the actual cash tax benefit realized by the Company (or the consolidated tax group of which the Company is a member) resulting from the election under Section 338(h)(10) of the Code in respect of the Recapitalization so long as the aggregate amounts added back in determining Adjusted Consolidated Net Income pursuant to this clause (x) at no time exceed the actual amount of tax savings realized by the Company and its Restricted Subsidiaries as a result of the Section 338(h)(10) election referenced above, and (y) the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

                           (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

                           (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.06(a) (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

                           (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                           (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

                           (v) all extraordinary, non-recurring and unusual gains and losses (on an after-tax basis) and, without duplication, all restructuring charges (on an after-tax basis);

                           (vi) write-offs of intangible assets, including research and development, relating to assets acquired by the Company and its Restricted Subsidiaries if such write-offs are done at the time of, or within three months after, such acquisition;

                           (vii) any non-cash compensation expense incurred in connection with the exercise of or paid or payable solely with Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company;

                           (viii) in the case of any successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

                           (ix) the fees, expenses or other costs incurred in connection with the Recapitalization;

                           (x) any net after-tax earnings (or losses) from discontinued operations and any net after-tax gains or losses on any disposal of discontinued operations; and

                           (xi) the cumulative effect of changes in accounting principles after the Issue Date.

                  "Adjusted Net Worth" shall have the meaning provided in
Section 11.03.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Aggregate Deficit Amount" shall have the meaning provided in
Section 11.03.

                  "Aggregate Excess Amount" shall have the meaning provided in
Section 11.03.

                  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, or the consolidation or merger of the Company with any other Person, in each case as permitted under Article Five, (iii) any disposition of property of the Company or any of its Restricted Subsidiaries that, in the reasonable judgment of the Company, has become uneconomic, damaged, obsolete or worn out, (iv) the sale of inventory in the ordinary course of business, (v) the sale or discount, in each case without recourse (other than recourse for a breach of a representation or warranty) of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (vi) sales of Cash Equivalents, (vii) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (viii) granting of Liens not otherwise prohibited by this Indenture, (ix) the licensing of intellectual property, (x) the sale, lease, conveyance, disposition or other transfer of Permitted Investments or the Capital Stock of or any Investment in any Unrestricted Subsidiary, (xi) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries, (xii) the Miller Real Property Transactions and
(xiii) the making of any Permitted Investments or other Restricted Payments described in Section 4.06.

                  "Bankruptcy Law" means title 11 of the U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.


                  "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means the day that is not a Saturday, a Sunday or a day in which banking institutions in New York, New York are not required to be open.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds with assets of $5,000,000 or greater; and (vii) Indebtedness (issued by Persons other than the Company and its Subsidiaries), which Indebtedness matures within one year from the date of the acquisition thereof and has a rating of "A" or higher from S&P or "A2" or higher from Moody's.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to a Subsidiary of the Company, the Principals and their Related Parties; (ii) the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Principals and their Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

                  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus (A) to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) consolidated interest expense, (ii) income taxes (other than income taxes or income tax effects (either positive or negative) attributable to extraordinary, unusual and non-recurring gains or losses or sales of assets and all restructuring charges), (iii) depreciation expense, (iv) amortization expense, (v) any out-of-pocket costs and transaction expenses relating to any issuance of Capital Stock or incurrence of Indebtedness or Asset Acquisition or Permitted Investment and (vi) all other non-cash items reducing Adjusted Consolidated Net Income, less (B) (i) all non-cash items increasing Adjusted Consolidated Net Income (excluding reversals of accruals or reserves referred to in the following clause
(ii)) and (ii) the amount of all reversals of accruals or reversals of reserves established in the ordinary course of business, and all amortizations of prepaid cash expenses from prior periods, occurring during the respective period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated EBITDA attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

                  "Consolidated Fixed Charge Coverage Ratio" means the ratio of
(i) Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") for which financial statements are available to (ii) Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any

Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including or excluding, as the case may be, any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Furthermore, if the Company has categorized any of its Subsidiaries or operations as discontinued operations in accordance with GAAP, and if there is any Indebtedness or Preferred Stock relating solely to such discontinued operations for which no recourse is available, whether pursuant to direct obligations, Guarantees or otherwise, to the non-discontinued operations (or related Assets) of the Company and its Restricted Subsidiaries (in any event excluding Indebtedness incurred pursuant to the New Credit Facility or other Indebtedness with direct liability on the part of the Company which survives such discontinuation), "Consolidated Fixed Charges" shall be calculated giving pro forma effect to the deemed retirement of such Indebtedness or Preferred Stock, as the case may be. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the second preceding sentence shall give effect to the Incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly Incurred or otherwise assumed such Guaranteed Indebtedness. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Acquisition or Asset Sale or other disposition that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto as if such Asset Acquisition or Asset Sale or other disposition had occurred at the beginning of the applicable Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness in effect on the 30 business days preceding the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Agreements with a remaining term at the Transaction Date of at least 12 months, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of:

                           (1) the consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or banker's acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements or Currency Agreements, but excluding amortization or write-off debt issuance costs; plus

                           (2) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; plus

                           (3) any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of such person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                           (4) the product of (a) all dividend accruals, whether or not paid or payable in cash, during such period on any Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries, and on any Preferred Stock of Restricted Subsidiaries of the Company, times
         (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

                           (5) the product of (a) all dividends actually paid, whether paid in cash or in any other consideration (but excluding any dividends to the extent paid through the issuance of additional shares of Qualified Capital Stock of the Company), during such period with respect to any Preferred Stock (not constituting Disqualified Capital Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each on a consolidated basis and in accordance with GAAP.

                  "Contribution Percentage" shall have the meaning provided in
Section 11.03.

                  "Corporate Trust Office" means the office of the Trustee specified in Section 13.02 or such other office as the Trustee shall advise the Company in writing.

                  "Covenant Defeasance" shall have the meaning provided in
Section 8.02(c).

                  "Credit Facilities" means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.


                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

                  "Designated Guarantor Senior Indebtedness" shall mean as to any Guarantor, all Guarantor Senior Indebtedness of such Guarantor constituting Guarantees of Designated Senior Indebtedness.

                  "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officer's certificate executed by the principal executive officer or the principal financial officer of the Company. Such officer's certificate shall state the basis of valuation, and the fair market value of the Designated Noncash Consideration being received in the respective Asset Sale (which shall be determined in good faith by the Board of Directors). A particular item of Designated Noncash Consideration shall no longer be considered outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.

                  "Designated Preferred Stock" means Preferred Stock (not constituting Disqualified Capital Stock) of the Company (excluding the Company's 12% Cumulative Redeemable Preferred Stock, any other Preferred Stock issued on or prior to the Issue Date and any Preferred Stock issued in exchange or substitution for any of the foregoing) that is designated as Designated Preferred Stock pursuant to an officer's certificate executed by the principal executive officer or the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (C)(2) of Section 4.06(a).

                  "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the New Credit Facility and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "Asset Sale" or "Change of Control" occurring prior to the final stated maturity of the Notes will not constitute Disqualified Capital Stock if the "Asset Sale" or "Change of Control" provisions applicable to such Capital Stock, taken as a whole, are not materially more favorable to the holders of such Capital Stock than the provisions described under Sections 4.10 and 4.11; provided further that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

                  "Equity Offering" means an issuance or sale after the Issue Date by the Company of its Qualified Capital Stock.

                  "Event of Default" shall have the meaning provided in Section 6.01.

                  "Excess Proceeds" shall have the meaning provided in Section 4.10.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" means the 9 1/4% Senior Subordinated Notes due 2009 of the Company to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement and any similar securities issued in compliance with Section 2.02 in accordance with any other registration rights agreement.

                  "Exchange Offer Registration Statement" shall have the meaning provided in the Registration Rights Agreement.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Final Maturity Date" means February 15, 2009.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                  "Global Note" means a Note that bears a legend in the form of Exhibit B.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.


                  "Guaranteed Obligations" shall have the meaning provided in
Section 11.01.

                  "Guarantor" means each of (i) Winchester Pasta, L.L.C., a Delaware limited liability company, and Pasta Group, L.L.C., a Delaware limited liability company and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of this Indenture.

                  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the respective Guarantor in respect of, (x) all obligations (including

Guarantees thereof) of every nature under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all obligations under Interest Rate Agreements (including Guarantees thereof) and
(z) all obligations (including Guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include
(i) any Indebtedness of such Guarantor to the Company or any other Subsidiary of the Company or to any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, commodities, materials or services, (iv) Indebtedness represented by Preferred Stock or Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) that portion of any Indebtedness incurred in violation of Section 4.03, (vii) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

                  "Holder" means a holder of a Note, registered on the books of the Registrar.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                  (i) all indebtedness of such Person for borrowed money;

                  (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (iii) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto);

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than two months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (v) all Capitalized Lease Obligations;

                  (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

                  (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

                  (viii) all Disqualified Capital Stock and, in the case of a Restricted Subsidiary, all Preferred Stock issued by such Person; and

                  (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that the amount of Indebtedness at any time of any Disqualified Capital Stock or Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and the maximum fixed redemption or repurchase price in respect thereof, and (C) that Indebtedness shall not include (x) trade accounts payable, contingent liabilities (excluding contingent liabilities of the types described in clauses (iii), (iv), (vi), (vii) and (ix) above) and accrued liabilities arising in the ordinary course of business and (y) any liability for federal, state, local or other taxes.

                  "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

                  "Initial Notes" means the 9 1/4% Senior Subordinated Notes due 2009 of the Company issued on the Issue Date or thereafter in accordance with the requirements of Section 2.02 of this Indenture; provided that the term Initial Notes shall not include any Exchange Notes issued in exchange for theretofore outstanding Initial Notes.

                  "Initial Purchasers" means Morgan Stanley & Co. Incorporated and Scotia Capital Markets (USA) Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means each interest payment date on February 15 and August 15 of each year, commencing on August 15, 1999.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, interest rate option or interest rate future contract or other similar agreement or arrangement.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary (which shall be deemed to constitute an Investment made on the date of such designation) and (ii) an amount equal to the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that was a Restricted Subsidiary and that has ceased for any reason to be a Restricted Subsidiary, including without limitation, by reason of any Asset Sale or any other issuance of Capital Stock by such Restricted Subsidiary (with an Investment in the amount described above being deemed made on the date the respective Person ceases to be a Restricted Subsidiary, for any reason). For purposes of the definition of "Unrestricted Subsidiary" and Section 4.06, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, with the fair market value of the various items as required to be determined pursuant to the foregoing provisions of this sentence to be determined, in each case, in good faith by the Board of Directors.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, and any successor statute thereto.

                  "Issue Date" means the date of original issuance of the Notes.

                  "JLL" means Joseph Littlejohn & Levy Fund III, L.P., a Delaware limited partnership.

                  "Legal Defeasance" shall have the meaning as provided in
Section 8.02(b).

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Liquidated Damages" shall have the meaning provided in the Registration Rights Agreement.

                  "Management Investor" means Miller Pasta LLC, a Delaware limited liability company.

                  "Miller Milling" shall mean Miller Milling Company, a Minnesota corporation.

                  "Miller Real Property Transactions" means (a) the lease by the Company to Miller Milling of real property in Winchester, Virginia underlying Miller Milling's flour milling facility (the "Miller Property"), and (b) the transfer for $1.00 by the Company to Miller Milling of the Miller Property.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted

Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to permanently repay Indebtedness or any other obligation (excluding Indebtedness and obligations pursuant to the Credit Facilities) outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Worth" shall have the meaning provided in Section 11.03.

                  "New Credit Facility" means the Credit Agreement dated as of January 28, 1999, among the Company, the lenders party thereto in their capacities as lenders thereunder and The Bank of Nova Scotia, as administrative agent and a lender, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Note Purchase Agreement" means the Note Purchase Agreement, dated as of January 28, 1999, among the Company, Morgan Stanley & Co. Incorporated, as paying agent and calculation agent, and Morgan Stanley & Co. Incorporated and Scotiabanc Inc., as initial purchasers.

                  "Noteholder" means a holder of a Note, registered on the books of the Registrar.

                  "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

                  (i) the Section pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Purchase Offer Payment Date");

                  (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                  (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Purchase Offer Payment Date;

                  (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" in substantially the form of Exhibit D annexed hereto, completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Purchase Offer Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Purchase Offer Payment Date, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

                  On the Purchase Offer Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

                  "Offering" means the initial offering of the Notes.

                  "Offering Memorandum" means the Offering Memorandum, dated February 11, 1999, relating to the Notes.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

                  "Officers' Certificate" of any Person means a certificate signed on behalf of such Person or the general partner, in the case of a limited partnership, or member, in the case of a limited liability company, of such Person by the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person, that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or Trustee.

                  "Participants" shall have the meaning provided in Section
2.15.

                  "Paying Agent" shall have the meaning provided in Section
2.03.

                  "Payment Blockage Notice" shall have the meaning provided in
Section 9.02.

                  "Payment Blockage Period" shall have the meaning provided in
Section 9.02.

                  "Permitted Indebtedness" shall have the meaning provided in
Section 4.03.

                  "Permitted Investments" means:

                  (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

                  (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment to the extent held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

                  (iii) investments in cash and Cash Equivalents;

                  (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes;

                  (v) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

                  (vi) investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

                  (vii) Investments made pursuant to the Recapitalization;

                  (viii) Guarantees of Indebtedness and other obligations otherwise permitted under this Indenture;

                  (ix) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officer's or employee's acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

                  (x) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

                  (xi) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees of the Company or any Restricted Subsidiary made in the ordinary course of business;

                  (xii) advances or payments to individuals in an amount equal to any income taxes payable by such individuals resulting solely from imputed income attributable to Preferred Stock of the Company owned by them or the Management Investor; provided that the aggregate amount of advances and payments made pursuant to this clause (xii) in any fiscal year of the Company shall not exceed $775,000;

                  (xiii) Investments acquired in exchange for, or out of the Net Cash Proceeds (which have not, and will not, be included pursuant to clause (C)(2) of Section 4.06(a)) of a substantially concurrent offering of, shares of Qualified Capital Stock (which is not Designated Preferred Stock) of the Company (or options, warrants or other rights to acquire such Qualified Capital Stock);

                  (xiv) Investments in Unrestricted Subsidiaries not to exceed an amount equal to (A) $10,000,000 plus (B) to the extent not previously reinvested under this clause (xiv), any cash return of capital (whether realized as a result of payments from the respective Unrestricted Subsidiary, the receipt of Net Cash Proceeds from the sale of the respective Permitted Investment or otherwise) realized on a Permitted Investment made after the Issue Date pursuant to this clause
         (xiv) (but with the total return of capital for purposes of this clause
         (xiv) not to exceed the amount Invested pursuant to this clause (xiv)); and

                  (xv) additional Investments not to exceed an amount equal to
         (A) the greater of $25,000,000 or 10% of Total Assets, as determined on the date of the making of each Investment, plus (B) to the extent not previously reinvested under this clause (xv), any cash return of capital (whether realized as a result of payments from the respective Person in which the Permitted Investment was made, the receipt of Net Cash Proceeds from the sale of the respective Permitted Investment or otherwise) realized on a Permitted Investment made after the Issue Date pursuant to this clause

         (xv) (but with the total return of capital for purposes of this clause
         (xv) not to exceed the amount Invested pursuant to this clause (xv)).


                  "Permitted Payments" shall have the meaning provided in
Section 9.02.

                  "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Notes" means one or more certificated Notes in registered form.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Principals" means (i) JLL and each Affiliate of JLL as of the Issue Date; and (ii) each officer or employee of JLL or any such member referred to in clause (i) as of the Issue Date.

                  "Private Exchange Notes" means the Private Exchange Notes as defined in the Registration Rights Agreement and any similar notes issued in compliance with Section 2.02 in accordance with any other registration rights agreement.

                  "Private Placement Legend" means the legend substantially to the following effect:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSID-

         IARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE
         WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.


                  "Purchase Offer Payment Date" shall have the meaning assigned that term in the definition of "Offer to Purchase".

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

                  "Recapitalization" shall mean the transactions contemplated by the Recapitalization Agreement and the incurrence of Indebtedness under the New Credit Facility and the Note Purchase Agreement in connection therewith.

                  "Recapitalization Agreement" shall mean that certain Recapitalization Agreement, dated as of December 15, 1998 (as amended, modified or supplemented from time to time), among Hershey Foods Corporation, Hershey Chocolate and Confectionery Corporation (as the successor in interest to Hershey CRE, Inc.) and Homestead, Inc., the Company, New World Pasta LLC, JLL (with respect to Sections 7.7 and 7.8 only), Pasta Group, L.L.C. and Winchester Pasta, L.L.C.

                  "Redemption Date" when used with respect to any Note to be redeemed or repurchased, means the date fixed for such redemption or repurchase pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness (whose proceeds are applied within 90 days after the incurrence thereof) in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.03 (other than pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xii), (xiv), (xv) or (xvi) of Section 4.03(b)), in each case that does not (1) result in an increase in the aggregate principal amount (or accreted value, if applicable) of Indebtedness of such Person as of the date of such proposed Refinancing (provided that the amount of any penalties, interest or premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, discounts, commissions and other expenses incurred by the Company in connection with such Refinancing may also be Refinanced) or (2) create Indebtedness with
(A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a Stated Maturity earlier than the Stated Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is solely Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate or junior to the Notes and/or the respective

Subsidiary Guarantees at least to the same extent and in substantially the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being Refinanced constitutes Preferred Stock of a Restricted Subsidiary or Disqualified Capital Stock, then the refinancing Indebtedness shall also constitute Capital Stock of the respective issuer of the Capital Stock being refinanced.

                  "Registrar" shall have the meaning provided in Section 2.03.

                  "Registration" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 19, 1999 by and among the Company, the Guarantors and the Initial Purchasers.

                  "Reg. S Legend" means a legend to substantially the following effect:

         THIS SECURITY AND INTERESTS IN THIS SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF THIS NOTE OR INTEREST IN THIS NOTE MAY BE MADE FOR A PHYSICAL SECURITY OR AN INTEREST IN A PHYSICAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE PROPER REQUIRED CERTIFICATION RELATING TO SUCH TRANSFER OR EXCHANGE HAS BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

                  "Related Party" with respect to any Principal means (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or
(B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

                  "Relevant Payment" shall have the meaning provided in Section 11.03.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

                  "Restricted Note" means a Note that bears the Private Placement Legend.

                  "Restricted Payments" shall have the meaning provided in
Section 4.06.

                  "Restricted Period" means, with respect to Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (ii) the Issue Date.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary. Unless otherwise indicated, or unless the context otherwise requires, each reference herein to a "Restricted Subsidiary" shall mean a Restricted Subsidiary of the Company.

                  "Rule 144A" means Rule 144A under the Securities Act, as amended from time to time.

                  "Rule 144A Global Note" shall have the meaning provided in
Section 2.01.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "SEC" or "Commission" means the U.S. Securities and Exchange Commission, or any successor organization.

                  "Secured Indebtedness" shall have the meaning as provided in
Section 4.05.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Company in respect of, (x) all obligations (including guarantees thereof) of every nature under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all obligations under Interest Rate Agreements (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, commodities, materials or services, (iv) Indebtedness represented by Preferred Stock or Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of Section 4.03, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

                  "Shelf Registration Statement" shall have the meaning provided in the Registration Rights Agreement.

                  "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,
(i) for the most recent period of four full fiscal quarters (or, if shorter, the period beginning on the Issue Date and) ending on or prior to the date of any determination pursuant to this definition for which financial statements are available, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries for such period or (ii) as of the end of such fiscal quarter or year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal quarter or year.

                  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Unless otherwise indicated, or unless the context otherwise requires, each reference herein to a "Subsidiary" shall mean a Subsidiary of the Company.

                  "Subsidiary Guarantee" means the Guarantee of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of this Indenture.

                  "Surviving Entity" shall have the meaning provided in Section 5.01.

                  "Temporary Reg. S Global Note" shall have the meaning provided in Section 2.01.

                  "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date, except as provided in Section 10.03 hereof.

                  "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

                  "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend, including without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may at any time and from time to time after the Issue Date designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.06 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions. The Board of Directors of the Company may at any time and from time to time after the Issue Date designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall occur or result from such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred or issued at such time, have been permitted to be Incurred or issued (and shall be deemed to have been Incurred or issued) for all purposes of this Indenture. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct non-callable obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                  SECTION 1.02 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) as used herein, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in

         Section 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the Company's historical financial statements included in the Offering Memorandum. If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those then being utilized in the financial statements then being delivered to the Holders, such financial statements shall be accompanied by a reconciliation statement with respect to such computations;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular; and

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.


                                   ARTICLE TWO

                                    THE NOTES

                  SECTION 2.01 Form and Dating. The Initial Notes and the Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto with appropriate inserts and deletions. Exhibit A is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. Global Notes shall bear the legend set forth in Exhibit B hereto.

                  Notes initially offered and sold in reliance on Rule 144A shall initially be issued in the form of a permanent Global Note in registered form (the "Rule 144A Global Note"), deposited with the Trustee as custodian for the Depositary. Notes initially offered and sold in offshore transactions pursuant to Regulation S under the Securities Act shall initially be issued in the form of a temporary Global Note in registered form, deposited with the Trustee as custodian for the Depositary (the "Temporary Reg. S Global Note"). Upon the expiration of the Restricted Period, and upon receipt by the Trustee of the certification required by

Regulation S under the Securities Act, the Temporary Reg. S Global Note shall be exchanged for a permanent Global Note in equal principal amount.

                  Notwithstanding the foregoing, Notes may also be issued as Physical Notes in registered form, rather than as Global Notes, as set forth in
Section 2.02. The aggregate principal amount of the Global Notes may from time to time be increased or decreased as hereinafter provided.

                  SECTION 2.02 Execution and Authentication. Two Officers, including no more than one signing solely as Assistant Secretary, shall sign, or one Officer (other than as an Assistant Secretary) shall sign and the Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Officer's signature, the Notes of the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue in an unlimited principal amount; provided that the aggregate principal amount of Initial Notes issued on the Issue Date shall not exceed $160,000,000; and, provided further, that in connection with any Initial Notes originally issued after the Issue Date, the Company complies with Section 4.03, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of the same type of Initial Notes and (iii) Unrestricted Notes from time to time (A) in exchange for a like principal amount of the same type of Initial Notes or a like principal amount of the same type of Private Exchange Notes or
(B) as the Company may determine in accordance with this Indenture, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of and the type of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed the sum of (x) the aggregate principal amount of Initial Notes issued on the Issue Date pursuant to clause (i) of the first sentence of this paragraph and (y) the aggregate principal amount of Initial Notes originally issued after the Issue Date in accordance with the requirements of clause (i) of the first sentence of this paragraph, except as provided in Sections 2.07 and 2.08.

                  Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  Each time a Note is issued, each Guarantor shall execute a Subsidiary Guarantee with respect thereto in accordance with Section 11.05.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent and the term "Registrar" includes any co-Registrar. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

                  SECTION 2.04 Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

                  SECTION 2.06 Transfer and Exchange. Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized Notes of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.10, 4.11, or 10.05). The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Note being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

                  SECTION 2.07 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.


                  Every replacement Note is an additional obligation of the Company and the Guarantors.

                  SECTION 2.08 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date, Purchase Offer Payment Date or the Final Maturity Date, the Paying Agent holds money sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent,

Notes owned by the Company, a Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                  The Company shall notify the Trustee, in writing, when the Company, a Guarantor or any of their respective Affiliates repurchases or otherwise acquires Notes and of the aggregate principal amount of such Notes repurchased or otherwise acquired.

                  SECTION 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.

                  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Notwithstanding the foregoing, this Section 2.10 shall not affect the Company's obligations with respect to the Temporary Reg. S Global Note set forth in
Section 2.01.

                  SECTION 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and dispose of such canceled Notes in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

                  SECTION 2.12 Defaulted Interest. The Company shall pay interest on overdue principal from time to time on demand at the applicable rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (including Liquidated Damages, if any), without regard to any applicable grace periods, at the rate of interest then borne by the Notes.

                  If the Company defaults in a payment of interest (including Liquidated Damages, if any) on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(2) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

                  SECTION 2.13 CUSIP Number. The Company in issuing the Notes will use a "CUSIP" number and the Trustee shall use the "CUSIP" number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any changes in "CUSIP" numbers.

                  SECTION 2.14 Deposit of Moneys. Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Purchase Offer Payment Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Purchase Offer Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Purchase Offer Payment Date or Final Maturity Date, as the case may be.

                  SECTION 2.15 Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B.

                  Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16, provided, however, that Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Notes.

                  (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (d) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this
Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (f) The Temporary Reg. S. Global Note shall bear the Reg. S Legend.

                  SECTION 2.16 Registration of Transfers and Exchanges. (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar with written instructions:

                  (i) to register the transfer of the Physical Notes; or

                  (ii) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

                                    (I) shall be duly endorsed or accompanied by
                  a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                                    (II) in the case of Physical Notes bearing
                  the Private Placement Legend, the offer and sale of which have not been registered under the Securities Act, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                                            (A) if such Physical Note is being
                           delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit E hereto); or

                                            (B) if such Physical Note is being
                           transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit E hereto); or

                                            (C) if such Physical Note is being
                           transferred to an Institutional Accredited Investor, a certification to that effect (substantially in the form of Exhibit E hereto) and a transferee letter of representation substantially in the form of Exhibit F hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                                            (D) if such Physical Note is being
                           transferred in reliance on Rule 144 under the Securities Act, a certification to that effect (substantially in the form of Exhibit E hereto); or

                                            (E) if such Physical Note is being
                           transferred to the Company or a Subsidiary of the Company, a certification to that effect (substantially in the form of Exhibit E hereto).

                  (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. When Physical Notes are presented to the Registrar with written instructions that they be exchanged for a beneficial interest in a Global Note, the Registrar shall register the transfer as requested; provided, however, that the Physical Notes presented or surrendered for registration of transfer:

                                    (I) shall be duly endorsed or accompanied by
                  a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                                    (II) in the case of Physical Notes bearing
                  the Private Placement Legend, the offer and sale of which have not been registered under the Securities Act, shall be accompanied by a certification, in the form of Exhibit E hereto, that such Physical Notes are being transferred (I) to a QIB or (II) in an offshore transaction in compliance with Rule 904 under the Securities Act.

Upon receipt of the foregoing, the Registrar shall cancel such Physical Notes and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

                           (c) Transfer and Exchange of Global Notes. The
transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a Global Note to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the applicable Global Notes (or Global Note) to be reduced or increased, as applicable, to give effect to such transfer. If an applicable Global Note is not then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount. Notwithstanding the foregoing, interests in the Temporary Reg. S Global Note may only be exchanged for beneficial interests in the Rule 144A Global Note if the transferor certifies to the Trustee in writing that it reasonably believes the transferee to be a QIB and that the proposed transfer meets the requirements of Rule 144A.

                           (d) Transfer of a Beneficial Interest in a Global
Note for a Physical Note. Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Note and upon receipt by the Trustee of

                  (I) a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions, and

                  (II) in the case of any such transfer or exchange of a beneficial interest in Notes bearing the Private Placement legend, the offer and sale of which have not been registered under the Securities Act, the documentation required by
                  Section 2.16(a)(II),

the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note in the appropriate principal amount. Notwithstanding the foregoing, interests in the Temporary Reg. S Global Note shall not be exchangeable for Physical Notes until after the later of the date of expiration of the Restricted Period and the date on which the proper required certification relating to such interest has been provided in accordance with the terms of the Indenture, to the effect that the beneficial owner or owners of such interest are not U.S. persons (as such term is used in Regulation S under the Securities Act).

                           Notes issued in exchange for a beneficial interest in
a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

                           (e) Restrictions on Transfer and Exchange of Global
Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                           (f) Private Placement Legend. Upon the transfer,
exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes (or any predecessor thereto).

                           (g) General. By its acceptance of any Note bearing
the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture and in the Private Placement Legend.

                           The Trustee shall have no obligation or duty to
monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                           The Registrar shall retain copies of all letters,
notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE THREE

                                   REDEMPTION

                           SECTION 3.01 Notices to Trustee. If the Company
elects to redeem Notes pursuant to Section 3.07, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give such notice to the Trustee at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

                  SECTION 3.02 Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not so listed, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate.

                  The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

                  Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP number thereon) and shall state:

                  (1) the paragraph of the Notes pursuant to which the Notes are being redeemed;

                  (2) the Redemption Date;

                  (3) the redemption price;

                  (4) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                  (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

         At the Company's written request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

         SECTION 3.04 Effect of Notice of Redemption. Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

         SECTION 3.05 Deposit of Redemption Price. At least one Business Day before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

         If the Company complies with the provisions of the preceding paragraph, and so long as the money deposited with the Paying Agent (or segregated by the Company and held in trust) is permitted pursuant to the terms of this Indenture to be paid to the Holders on the Redemption Date, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an Interest Record Date but prior to the related Interest Payment Date, then any unpaid interest accrued through such Interest Payment Date shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date. Upon surrender of a Note for redemption in accordance with the notice given pursuant to Section 3.03 hereof, such Note shall be purchased by the Company at the redemption price, together with accrued and unpaid interest to the redemption date.

         If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, or because monies so deposited are prohibited by the terms of this Indenture to be paid to the Holders, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

         SECTION 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  SECTION 3.07 Optional Redemption. (a) Except as provided in
Section 3.07(b), the Notes will not be redeemable at the option of the Company prior to February 15, 2004. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on February 15 of the years set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date:



                                                                     Redemption
Period                                                                 Price
2004........................................................         104.6250%
2005........................................................         103.0833%
2006........................................................         101.5417%
2007 and thereafter.........................................         100.0000%

         (b) At any time, or from time to time, on or prior to February 15, 2002, the Company may, at its option, redeem up to 35% of sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amount of Initial Notes originally issued under this Indenture after the Issue Date pursuant to clause (i) of the first sentence of the fourth paragraph of Section 2.02 of this Indenture with Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, if any, to the date of redemption; provided, however, that at least 65% of the sum of (i) initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Initial Notes issued under this Indenture after the Issue Date pursuant to clause (i) of the first sentence of the fourth paragraph of Section
2.02 of this Indenture, remain outstanding immediately after each such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

                                  ARTICLE FOUR

                                    COVENANTS

                  SECTION 4.01 Payment of Notes. The Company shall pay the principal of and interest and Liquidated Damages on the Notes in the manner provided in the Notes and the Registration Rights Agreement. An installment of principal or interest (including any Liquidated Damages) shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

                  The Company shall pay cash interest on overdue principal at the same rate per annum borne by the applicable Notes. The Company shall pay cash interest on overdue installments of interest (including any Liquidated Damages) at the same rate per annum borne by the applicable Notes, to the extent lawful, as provided in Section 2.12.

                  SECTION 4.02 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02 The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as its office or agency in the Borough of Manhattan, The City of New York, for such purposes.

                  SECTION 4.03 Limitation on Incurrence of Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness (including, without limitation, Acquired Indebtedness incurred by the Company), if in each case on the date of the Incurrence of such Indebtedness and after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.

                  (b) Notwithstanding the provisions of Section 4.03(a), this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                  (i) Indebtedness under the Notes issued in the Offering in an aggregate principal amount of $160,000,000 and the related Subsidiary Guarantees;

                  (ii) Indebtedness of the Company incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $200,000,000 and (B) the greater of (x) $50,000,000 and (y) 60% of inventory plus 85% of accounts receivable (each as determined in accordance with GAAP, but excluding accounts receivable that are past due by more than 60 days) of the Company and its Restricted Subsidiaries determined on a consolidated basis as of the end of the last fiscal quarter for which financial statements have been prepared (with the amount of all principal payments and commitment reductions under one or more Credit Facilities made with the Net Cash Proceeds of one or more Asset Sales pursuant to Section 4.10 be applied, at the option of the Company, to reduce the amounts specified in clause (A) and/or (B) (and in the case of any application to reduce clause (B), the amount so applied shall reduce both the amounts specified in subclauses (x) and (y) thereof) so long as the aggregate amount so applied to the amounts of Indebtedness permitted pursuant to preceding clauses (A) and (B) equals the amount of the principal payments and commitment reductions so made to the Credit Facilities (until such time as the aggregate amount of Indebtedness permitted under this clause (ii) has been reduced to $0);

                           (iii) Indebtedness arising from any agreement entered into by the Company or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of the assets disposed of pursuant to the respective Asset Sale), in each case incurred or assumed in connection with any Asset Sale;

                           (iv) Indebtedness under Interest Rate Agreements of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Rate Agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Indebtedness under Interest Rate Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreements relate;

                           (v) Indebtedness under Currency Agreements designed to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates and not for speculative purposes;

                           (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under one or more Credit Facilities in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or such lenders or collateral agent; provided that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under one or more Credit Facilities owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (vi);

                           (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly

         Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Facilities, in each case subject to no Lien held by a Person other than a Wholly Owned Restricted Subsidiary or such other lenders or collateral agent; provided that (A) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company which is not a Guarantor is unsecured and subordinated (on substantially the same terms as the Company's obligations under this Indenture and the Notes are subordinated to the Senior Indebtedness), pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (B) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or such lenders or collateral agent owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (vii);

                           (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten business days of incurrence;

                           (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                           (x) Indebtedness (A) consisting of Capitalized Lease Obligations and (B) consisting of Purchase Money Indebtedness of the Company and its Restricted Subsidiaries or under purchase money mortgages or secured by purchase money security interests, in the case of (A) or (B) incurred for the purpose of leasing or financing or refinancing all or any part of the purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), so long as (I) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so leased, acquired (directly or indirectly), constructed or improved and (II) such Indebtedness is created within 90 days of the acquisition or completion of construction or improvement of the related property or asset; provided that the aggregate principal amount of Indebtedness at any time outstanding pursuant to this clause (x), when added to the aggregate principal amount of any Refinancing Indebtedness incurred in respect of Indebtedness originally incurred pursuant to this clause (x) or subsequent refinancings thereof, shall at no time exceed the greater of (1) $25,000,000 and (2) 10% of Total Assets, at the time of any incurrence thereof;

                           (xi) Refinancing Indebtedness;

                           (xii) Guarantees of Indebtedness otherwise permitted under this Indenture, provided that the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.08;

                           (xiii) Acquired Indebtedness of Restricted
         Subsidiaries acquired by the Company after the Issue Date, or resulting from the merger of one or more Persons into one or more Restricted Subsidiaries of the Company after the Issue Date; provided that the respective Acquired Indebtedness is not incurred in contemplation of the respective acquisition or merger; and, provided further, that after giving effect to any Indebtedness Incurred, acquired or assumed pursuant to this clause (xiii), the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

                           (xiv) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                           (xv) Indebtedness consisting of deferred payment obligations under Section 2.7 of the Recapitalization Agreement; and

                           (xvi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $40,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Facility).

                           (c) Notwithstanding any other provision in this
Section 4.03, (i) all Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date shall be deemed Incurred on the Issue Date (and shall only be permitted to be outstanding on such date if same would be permitted to be Incurred on such date pursuant to the provisions of this
Section 4.03) and (ii) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. For the purposes of determining compliance with this Section 4.03, (x)

Indebtedness Incurred under the New Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to Section 4.03(b)(ii) and (y) subject to the provisions of preceding clause (i), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is otherwise entitled to be incurred pursuant to this Section 4.03, the Company shall, in its sole discretion, classify (or reclassify) such item of Indebtedness in any manner that complies with this Section 4.03 and such items of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest or accretion of accreted value will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03. Accruals of dividends or the payment of dividends through the issuance of additional shares of the same class of Capital Stock in accordance with the provisions thereof permitting such pay-in-kind dividends will not be deemed an issuance of Capital Stock for purposes of this Section 4.03.

         SECTION 4.04 Prohibition on Incurrence of Senior Subordinated Debt. Neither the Company nor the Guarantors will incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or the Guarantors, as the case may be.

         SECTION 4.05 Limitation on Liens. Neither the Company nor any Guarantor shall Incur or suffer to exist any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, unless contemporaneously therewith effective provision is made to secure the Notes or the Subsidiary Guarantee, as the case may be, equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes, or the Subsidiary Guarantee, as the case may be, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

         SECTION 4.06 Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,
(i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock (so long as, in the case of any Restricted Subsidiary, the Qualified Capital Stock is issued in accordance with the other relevant requirements of this Indenture) and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (x) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company or a Wholly Owned Restricted Subsidiary) or (y) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or a Subsidiary Guarantee or (iv) make any Investment (including, without limitation, any Investment deemed made upon (x) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or (y) any Restricted Subsidiary ceasing to constitute a Restricted Subsidiary, in each case in accordance with the definition of Investment contained herein), other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

                  (A) a Default or Event of Default shall have occurred and be continuing,

                  (B) the Company could not Incur at least $1.00 of Indebtedness under Section 4.03(a), or

                  (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of:

                  (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the Issue Date and ending on the last day of the last fiscal quarter preceding the date of the respective Restricted Payment for which annual or quarterly financial statements, as the case may be, are available; plus

                  (2) the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale otherwise permitted hereby of its Qualified Capital Stock to (or, without duplication, from the receipt of capital contributions (so long as the equity in respect of which the capital contributions are made constitutes Qualified Capital Stock of the Company) from) a Person who is not a Subsidiary of the Company, including an issuance or sale otherwise permitted hereby of Indebtedness of the Company for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Qualified Capital Stock of the Company and including any additional proceeds received by the Company upon such conversion, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Qualified Capital Stock of the Company (in each case, exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); provided that there shall not be included pursuant to this clause (2) any Net Cash Proceeds (x) of any issuance of Designated Preferred Stock (or options, warrants or other rights to acquire same), (y) which are, or will be, used to make Permitted Investments pursuant to clause (xiii) of the definition of Permitted Investment contained herein ; plus

                                    (3) an amount equal to the net reduction in
                  Investments made after the Issue Date (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (b) The foregoing provisions shall not be violated by reason of:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with Section 4.06(a);

                  (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, subordinated Refinancing Indebtedness Incurred under clause (xi) of Section 4.03(b);

                  (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company, an Unrestricted Subsidiary or a Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of Qualified Capital Stock of the Company (or options, warrants or other rights to acquire such Qualified Capital Stock);

                  (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Qualified

         Capital Stock of the Company (or options, warrants or other rights to acquire such Qualified Capital Stock);

                           (v) distributions made by the Company on the Issue Date that are utilized solely to consummate the Recapitalization and distributions made subsequent to the Issue Date in order to make payments pursuant to the Recapitalization Agreement, as in effect on the Issue Date and as amended from time to time so long as any such amendment or modification is, in the good faith judgment of the Board of Directors, not more disadvantageous to the Holders of Notes in any material respect then the Recapitalization Agreement as in effect on the Issue Date;

                           (vi) repurchases by the Company of Qualified Capital Stock (or options therefor) of the Company from directors, officers or employees of the Company or any of its Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers or employees, in an aggregate amount not to exceed, in any calendar year, $2,000,000; provided that unused amounts in any calendar year (beginning with calendar year 1999) may be carried forward and used to make repurchases as described above in this clause
         (vi) in any succeeding calendar year; provided further that the aggregate amount spent pursuant to this clause (vi) in any calendar year (both pursuant to the immediately preceding proviso and the portion of this clause (vi) which precedes said proviso) does not exceed $4,000,000 in any calendar year;

                           (vii) the declaration and payment of regularly accruing dividends to holders of any class or series of Disqualified Capital Stock of the Company or its Restricted Subsidiaries or the declaration and payment of regularly accruing dividends to holders of Preferred Stock of Restricted Subsidiaries, in each case, issued after the Issue Date in accordance with Section 4.03;

                           (viii) the declaration and payment of regularly accruing dividends to holders of any class or series of Designated Preferred Stock of the Company issued after the Issue Date; provided that at the time of such issuance, and after giving effect to such issuance on a pro forma basis (for purposes of making determinations on a pro forma basis pursuant to this clause (viii), treating all dividends which will accrue on such Designated Preferred Stock, as well as all other Designated Preferred Stock then outstanding, as if same will in fact be, or have in fact been, paid in cash), the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

                           (ix) Restricted Payments in aggregate amount not to exceed $15,000,000; provided that, except in the case of clauses (i),
         (iii) and (v) of this Section 4.06(b), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  (c) Except as set forth in the next sentence, each Restricted Payment and issuance of Capital Stock described in Section 4.06(b) shall be included in calculating whether the conditions of clause (C) of Section 4.06(a) have been met with respect to any subsequent Restricted Payments. The following Restricted Payments described in the preceding paragraph shall not be included in such calculation:

                  (i) Restricted Payments described in clauses (ii), (v), (viii) and (ix) of Section 4.06(b) and

                  (ii) an exchange of Capital Stock for Capital Stock or Indebtedness described in clause (iii) or (iv) of Section 4.06(b).

                  (d) In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of Section 4.06(a) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness. For purposes of determining compliance with this Section 4.06, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

                  SECTION 4.07 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                           (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

                           (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                           (iii) make loans or advances to the Company or any other Restricted Subsidiary; or

                           (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                           (b) The provisions of Section 4.07(a) shall not
restrict any encumbrances or restrictions:

                           (i) existing on the Issue Date in the New Credit Facility, this Indenture or any other agreements in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                           (ii) existing under or by reason of applicable law;

                           (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                           (iv) in the case of clause (iv) of Section 4.07(a),
         (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

                           (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary, pending such sale or disposition;

                           (vi) existing under purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (iv) above on the property so acquired;

                           (vii) existing under applicable law or any applicable rule, regulation or order;

                  (viii) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (ix) existing under Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.03 and 4.05 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                  (x) restrictions on cash or other deposits or net worth imposed by customers under contracts (not evidencing or relating to Indebtedness) entered into the ordinary course of business; and

                  (xi) existing under customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business.

                  (c) Nothing contained in this Section 4.07 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.05 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                  SECTION 4.08 Limitation of Guarantees by Restricted Subsidiaries. (a) The Company will not permit any of its Restricted Subsidiaries directly or indirectly to Guarantee any Indebtedness of the Company or any other Restricted Subsidiary (excluding any Guarantee of a Restricted Subsidiary which constitutes Acquired Indebtedness of such Subsidiary, so long as such Guarantee does not apply to Indebtedness pursuant to the New Credit Facility or any other Indebtedness of the Company and its Restricted Subsidiaries not acquired pursuant to the respective acquisition or merger) unless, in any such case, (i) such Restricted Subsidiary becomes a Guarantor in accordance with the requirements of Section 11.07 and (ii) if any such guarantee of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, such guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Subsidiary Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

                  (b) Notwithstanding Section 4.08(a), any such Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

                  (i) the release and discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee (as well as the release or discharge of any subsequently created Guarantees which would have resulted in the creation of such Subsidiary Guarantee if same did not already exist), in each case except a discharge or release by or as a result of payment under such Guarantee;

                  (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's and its other Restricted Subsidiaries' Capital Stock in such Restricted Subsidiary; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture;


                  (iii) the designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the provisions hereof; or

                  (iv) the sale or other disposition of shares of Capital Stock of such Subsidiary to a Person other than the Company or a Restricted Subsidiary such that such Subsidiary ceases to constitute a Subsidiary of the Company, provided such disposition is otherwise in accordance with the provisions of this Indenture.

                  SECTION 4.09 Limitation on Transactions with Shareholders and Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not such a holder or an Affiliate.

                  (b) Section 4.09(a) does not limit, and shall not apply to:

                  (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized accounting, valuation or investment banking firm addressed to the Company and the Trustee, stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

                           (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

                           (iii) management and administrative services provided by the Company or any Restricted Subsidiary to any Restricted Subsidiary or any Person in which the Company or any Restricted Subsidiary has an Investment;

                           (iv) the payment of reasonable and customary regular fees to directors of the Company;

                           (v) any Restricted Payments not prohibited by Section 4.06;

                           (vi) issuances of Qualified Capital Stock of the Company, to the extent otherwise permitted under this Indenture, to the Principals and the Management Investor and its equity holders;

                           (vii) customary investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company or its Subsidiaries;

                           (viii) management fees (A) paid to the Management Investor in amounts not to exceed $400,000 in any calendar year and (B) to JLL in amounts not to exceed $500,000 in any calendar year;

                           (ix) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the Board of Directors;

                           (x) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with past practices;

                           (xi) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, in each case subject to compliance with the other provisions of this Indenture; provided, however, that the existence, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (xi) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

                  (xii)arrangements with Miller Milling relating to the procurement of raw materials on behalf of the Company and its Restricted Subsidiaries, so long as the respective arrangements are pursuant to terms which have been approved by the majority of the disinterested members of the Board of Directors;

                  (xiii)any Permitted Investment made pursuant to clause (xii) of the definition thereof;

                  (xiv)the Miller Real Property Transactions;

                  (xv) the entering into of agreements with lenders to Miller Milling, pursuant to which the Company and its Subsidiaries (A) consent to such lenders' liens on Miller Milling's assets, and (B) agree to subordinate any rights of first refusal they may have against such assets; and

                  (xvi)payments made pursuant to the following conditions: if the Company is to file consolidated federal income tax returns with New World Pasta, LLC, or combined or unitary state income tax returns with New World Pasta, LLC, the Company may enter into a tax sharing agreement with New World Pasta, LLC and may pay to New World Pasta, LLC amounts when due and payable pursuant to such tax sharing agreement in respect of amounts of tax due with respect to such consolidated, combined or unitary returns, as the case may be, in each case in an amount not to exceed the amount of tax that the Company would have been obligated to pay to the appropriate taxing authority if the Company and its subsidiaries had filed a hypothetical separate consolidated, combined or unitary return for the then current year and all prior years ending after the Issue Date.

                  (c) Notwithstanding Sections 4.09(a) and 4.09(b), any transaction or series of related transactions covered by Section 4.09(a) and not covered by clauses (ii) through (xvi) of Section 4.09(b), (i) the aggregate amount of which exceeds $5,000,000 in value, must be approved or determined to be fair in the manner provided for in Section 4.09(b) (i) (A) or (B) and (ii) the aggregate amount of which exceeds $10,000,000 in value, must be determined to be fair in the manner provided for in Section 4.09(b) (i) (B) above.

                  SECTION 4.10 Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value (as determined in good faith by the Board of Directors) of the assets sold or disposed of, and (ii) at least 75% of the consideration received consists of cash or Cash

Equivalents; provided that for purposes of preceding clause (ii) each of the following shall be deemed to constitute cash;

                           (A) the outstanding principal amount of Indebtedness of the Company or any Restricted Subsidiary (other than (x) Capital Stock which constitutes Indebtedness and (y) Indebtedness to the Company or any Restricted Subsidiary) assumed by the transferee (which shall not constitute the Company or a Restricted Subsidiary) pursuant to the respective Asset Sale, so long as the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness;

                           (B) any notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days after the date of the respective Asset Sale, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

                           (C) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of this Indenture pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $30,000,000 and (y) 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to any subsequent changes in value).

                           (b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company shall or shall cause the relevant Restricted Subsidiary to:

         (i) (A) apply an amount equal to 100% of such Net Cash Proceeds to permanently repay Senior Indebtedness of the Company, or Guarantor Senior Indebtedness of any Restricted Subsidiary providing a Subsidiary Guarantee or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries; or

                           (B) invest an equal amount, or the amount not so
                  applied pursuant to Section 4.10(b)(i)(A) (or enter into a definitive agreement committing to so invest within 365 days after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in the Capital Stock of a company (which company shall become a Restricted Subsidiary upon the making of such investment) having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment; and

                  (ii) apply (no later than the end of the 365-day period following the receipt of such Net Cash Proceeds) such excess Net Cash Proceeds (to the extent not applied pursuant to Section 4.10(b)(i)) as provided in this Section 4.10.

                  (c) The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during a 365-day period as set forth in Section 4.10(b)(i) and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  (d) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10,000,000, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest and Liquidated Damages, if any, to the Purchase Offer Payment Date.

                  SECTION 4.11 Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate, an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the Purchase Offer Payment Date.

                  SECTION 4.12 Compliance with Laws. The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 4.13 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

                  SECTION 4.14 Notice of Defaults. (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                  (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly, and in no event later than 5 Business Days after the occurrence thereof, deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

                  SECTION 4.15 Maintenance of Properties and Insurance. (a) Subject to Article Five, the Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.15 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary as, in the judgment of the Company, may be necessary.


                  (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions as, in the judgment of the Company, may be necessary.

                  SECTION 4.16 Compliance Certificate. The Company shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of the Company and within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.16 shall be for the period commencing January 1, 1999 and ending March 31, 1999.

                  SECTION 4.17 Reports to Holders and Trustee. (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee, within the time periods specified in the Commission's rules and regulations:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.17(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  (c) Whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses
(i) and (ii) of Section 4.17(a) with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Moreover, the Company and each Guarantor agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.18 Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest and Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.19 Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or complementary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date (as determined in good faith by the Board of Directors of the Company).

                                  ARTICLE FIVE

                    MERGER, CONSOLIDATION AND SALE OF ASSETS

                  SECTION 5.01 Merger, Consolidation and Sale of Assets. (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (i) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the

         Registration Rights Agreement on the part of the Company to be performed or observed;

                  (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03(a);

                  (iii)immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                  (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (b) Notwithstanding clauses (ii), (iii) and (iv) of Section 5.01(a), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Restricted Subsidiary and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

                  (c) For purposes of Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (e) Each Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of such Subsidiary Guarantee and this Indenture in connection with any transaction complying with
Section 4.10) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:



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
                  (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (ii) such entity assumes by supplemental indenture (in form and substance satisfactory to the Trustee) all of the obligations of the Guarantor on the Subsidiary Guarantee;

                  (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(ii).

                  (f) Notwithstanding Section 5.01(e)(iv), (i) any Guarantor may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Guarantor and (ii) any Guarantor formed solely for the purpose of merging with and into any other Person, may merge with or into such Person.

                  SECTION 5.02 Successor Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Section 5.02, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall, succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

                  SECTION 6.01 Events of Default. Each of the following is an "Event of Default" for the purposes of this Indenture:

                  (1) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to an Offer to Purchase), whether or not such payment is prohibited by the subordination provisions of Article Nine;



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
                  (2) default in the payment of interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article Nine;

                  (3) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (1) or (2) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate outstanding principal amount of the Notes;

                  (4) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 10 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 10 days of such payment default;

                  (5) there shall be any period of 60 consecutive days following entry of one or more final judgments or orders (not covered by insurance) for the payment of money in excess of $10,000,000 in the aggregate (treating any deductibles, self-insurance or retention as not so covered) against the Company and/or one or more Significant Restricted Subsidiaries, during which a stay of enforcement of such final judgment or order, by reason of pending appeal or otherwise shall not be in effect or such judgments or orders shall not be paid;

                  (6) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (7) the Company or any Significant Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other


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
         similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors; or

                  (8) any Subsidiary Guarantee of any Guarantor that is a Significant Restricted Subsidiary ceases to be in full force and effect or any such Subsidiary Guarantee is declared to be null, void or unenforceable or any such Subsidiary Guarantee is found to be invalid or any such Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of a release of a Guarantor in accordance with the terms of Section 4.08(b)).

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 that occurs with respect to the Company) shall occur and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable ("Acceleration Notice"). Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clause (6) or (7) of Section 6.01 shall occur with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described


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
in Section 6.01(6), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 Control by Majority. Subject to Section 2.09, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may subject the Trustee to personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

                  SECTION 6.04 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.05 Waiver of Past Default. Subject to Sections 2.09,
6.07 and 10.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Notes. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.05 shall be in lieu of
Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.


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
                  SECTION 6.06 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders


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
allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, their respective creditors or their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Notes for principal (and premium, if any) and interest and Liquidated Damages, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest and Liquidated Damages, respectively; and

                  Third: to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.




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                                  ARTICLE SEVEN

                                     TRUSTEE

                  SECTION 7.01 Duties of Trustee. (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of a Default:

                  (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;


                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.03.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an


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indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.02 Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee to act hereunder.


         SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

         SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05 Notice of Defaults. If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note or a Default or Event of Default in complying with Section 6.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the

TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each February 15 of each year beginning with 2000, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

         The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof.

         SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 7.01 hereof.

         The Company shall indemnify the Trustee or any predecessor trustee hereunder for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

         The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify any loss or liability incurred by the Trustee as a result of the Trustee's negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or 6.01(7) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight, the termination of this Indenture, and any rejection or termination under any Bankruptcy Law.

         SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

         (c) a custodian or other public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

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         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.07, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

         SECTION 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect herein before specified in this Article Seven.

         SECTION 7.11 Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA


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
Section 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01 Termination of the Company's Obligations. (a) The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in this Section 8.01(a), if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (i) either (A) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes have otherwise become due and payable hereunder;

                  (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal, premium (if any), interest and Liquidated Damages, if any, on the outstanding Notes to maturity or redemption, as well as the Trustee's fees and expenses; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium interest and Liquidated Damages with respect to the Notes; provided, further, that no deposits made pursuant to this
         Section 8.01(a)(ii) shall cause the Trustee to have a conflicting interest as defined in and for the purposes of the TIA; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness pursuant to the provisions of Article Nine or Twelve and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act;

                  (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which it is bound;

                  (iv) the Company shall have paid all other sums payable by it hereunder; and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

                  (b) Notwithstanding Section 8.01(a), the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  (c) After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  SECTION 8.02 Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option by Board Resolution, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

                  (b) The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors (except as described below) discharged with respect to the outstanding Notes, this Indenture and the Subsidiary Guarantees ("Legal Defeasance"). If the Company exercises its Legal Defeasance option, the Company and, if it so elects, each of the Guarantors, shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and cured all then existing Defaults and Events of Default, except for:

                  (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of (premium, if any, on) and interest and Liquidated Damages, if any, on such Notes when such payments are due;

                  (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof;

                  (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

                  (iv) this Article Eight.

Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof. Legal Defeasance shall become effective on the 91st day following the deposit contemplated by Section 8.03(a).

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company (and the Guarantors, to the extent applicable) shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its or their obligations under the covenants set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09,
4.10, 4.11, 4.12, 5.01(a)(ii) and 5.01(d)(iv) for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under
Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Nine or Twelve or otherwise ("Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3), and Sections 6.01(4) and 6.01(5) shall not be deemed to be Events of Default; provided, that except as specified above, the remainder of this Indenture and such Notes shall be unaffected by a Covenant Defeasance.

                  SECTION 8.03 Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the


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
         Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (b) the Company shall have delivered to the Trustee (i) in the case of a Legal Defeasance only, either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under Section 8.02(b) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act, and after the passage of 91 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (e) the Company shall not be not prohibited from making payments in respect of the Notes by the provisions of Article Nine hereof;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;


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
                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (h) if at such time the Notes are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

                  SECTION 8.04 Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 8.05 Repayment to Company. Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to


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
the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

                  SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or if such U.S. Legal Tender or U.S. Government Obligations are or become subject to turnover to holders of Senior Indebtedness or Guarantor Senior Indebtedness pursuant to Article Nine or Article Twelve, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                             SUBORDINATION OF NOTES

                  SECTION 9.01 Notes Subordinated to Senior Indebtedness. The Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article Nine; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments on the Notes by the Company shall, to the extent and in the manner set forth in this Article Nine, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred.

                  SECTION 9.02 No Payment on Notes in Certain Circumstances. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise; provided, that Holders of the Notes may receive payments made from amounts (out of funds not deposited with the Trustee or Paying Agent in violation of this Article Nine) held by the Paying Agent as contemplated by the last paragraph of Section 2.08 (so long as, on the respective Redemption Date, Purchase


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
Offer Payment Date or Final Maturity Date, the payments to be made with respect to the Notes would not violate the provisions of this Article Nine or Article Twelve) or payments from a trust described under Article Eight (so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the provisions of this Article Nine or Article Twelve) (with the payments described in this proviso being herein called "Permitted Payments").

                  In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders (without any notice or lapse of time, except any required notice of acceleration) of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Payment Blockage Notice"), then, unless and until all events of default specified in the Payment Blockage Notice have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Payment Blockage Period, during the 179 days after the delivery of such Payment Blockage Notice (the "Payment Blockage Period"), neither the Company nor any other Person on either of their behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise (except that holders of the Notes may receive Permitted Payments).

                  Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice is delivered and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  SECTION 9.03 Payment Over of Proceeds upon Dissolution, etc.
(a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise (except that holders of the Notes may receive Permitted Payments). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Permitted Payments), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Permitted Payments), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 9.03(a) and before all obligations in respect of Senior Indebtedness of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 9.03 if the Company shall comply with the conditions stated in Article Five.

                  SECTION 9.04 Subrogation. Upon the payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Nine, and no payment over pursuant to the provisions of this Article Nine to the holders of Senior Indebtedness of the Company by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company. It is understood that the provisions of this Article Nine are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand.

                  If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Nine shall have been applied, pursuant to the provisions of this Article Nine, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

                  SECTION 9.05 Obligations of the Company Unconditional. Nothing contained in this Article Nine or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Nine of the holders of the Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Nine shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Designated Senior Indebtedness of the Company then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Notes.

                  SECTION 9.06 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Nine. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 9.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 9.06 shall limit the right of the holders of Senior Indebtedness of the Company to recover payments as contemplated by Section 9.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of the Company (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Nine, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Nine, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 9.07 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Nine, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Nine.

                  SECTION 9.08 Trustee's Relation to Senior Indebtedness. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Nine with respect to any Senior Indebtedness of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Nine, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company (except as provided in Section 9.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article Nine or otherwise.

                  SECTION 9.09 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Nine are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of the Company.

                  SECTION 9.10 Holders Authorize Trustee To Effectuate Subordination of Notes. Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Nine, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the


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benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of the principal of and interest on its or his Notes in the form required in those proceedings.

                  SECTION 9.11 This Article Not To Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Nine shall not be construed as preventing the occurrence of an Event of Default pursuant to Section 6.01.

                  SECTION 9.12 Trustee's Compensation Not Prejudiced. Nothing in this Article Nine shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                  SECTION 9.13 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 9.09, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Nine or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

                  SECTION 9.14 Subordination Provisions Not Applicable to Money Held in Trust for Holders. All money and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Eight shall be for the sole benefit of the Holders and shall not be subject to this Article Nine.

                  SECTION 9.15 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. It is further acknowledged and agreed that no amendment to the provisions of this Article Nine or to the definition of any defined terms as they are used in this Article Nine shall be effective with respect to any Senior Indebtedness outstanding at the time of such amendment, unless the


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respective modification has been consented to by a majority of the then outstanding amount of the respective issue of Senior Indebtedness.

                  SECTION 9.16 Reinstatement. Each Holder of a Note agrees that these subordination provisions shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Senior Indebtedness is rescinded or must otherwise be restored by any holder of Senior Indebtedness, upon the insolvency, bankruptcy or reorganization of the Company or any obligor upon the Notes or otherwise, all as though such payment had not been made.

                  SECTION 9.17 Filing of Claims. If any proceeding of the type described in Section 9.03(a) is in existence with respect to the Company, and if neither the Trustee nor the relevant Holders files a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.


                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 10.01 Without Consent of Holders. The Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (a) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor in this Indenture and in the Notes;

                  (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

                  (c) to add additional Events of Default;



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                  (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

                  (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

                  (f) to secure the Notes or any Subsidiary Guarantee;

                  (g) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provisions in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions taken pursuant to this clause (g) do not, in the opinion of the Trustee, adversely affect the interests of the Holders in any material respect;

                  (h) to comply with any requirements of the SEC in order to effect and maintain the qualification of this Indenture under the TIA;

                  (i) to add any Subsidiary as a Guarantor in accordance with the provisions of this Indenture; or

                  (j) to release any Guarantor from its Subsidiary Guarantee (including in connection with a sale of all of the Capital Stock of such Guarantor) pursuant to the requirements of Section 4.08(b); provided, however, that the Company deliver to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

                  In formulating its opinion on the matters in clause (g), the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

                  SECTION 10.02 With Consent of Holders. Subject to Section 6.07, the Company and each Guarantor, when authorized by a resolution of their respective boards of directors, and the Trustee may amend or supplement this Indenture or the Notes, or waive compliance with any provision hereof or thereof, with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.05, may not:

                  (a) reduce the amount of Notes whose Holders must consent to an amendment;


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                  (b) reduce the rate of or change or have the effect of
         changing the time for payment of interest, including defaulted interest, on any Notes;

                  (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the scheduled date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (d) make any Notes payable in money other than that stated in the Notes;

                  (e) make any change in the express provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                  (f) amend, change or modify in any material respect the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control or make and consummate an Offer to Purchase with respect to any Asset Sale, or modify any of the provisions or definitions with respect thereto;

                  (g) modify or change any provision of this Indenture or the related definitions affecting the ranking or subordination of the Notes; or

                  (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however. in any way impair or affect the validity of any such amendment, supplement or waiver.

                  SECTION 10.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.



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                  SECTION 10.04 Revocation and Effect of Consents. Until an
amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(a) through (h) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

                  SECTION 10.05 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 10.06 Trustee to Sign Amendments, etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an


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indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTEE

                  SECTION 11.01 Unconditional Guarantee. Each Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium (if any) and interest on, and Liquidated Damages and all other obligations with respect to, the Notes and under this Indenture will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof (with all of the foregoing being collectively called the "Guaranteed Obligations"); subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by such Guarantor for the purpose of this Guarantee.

                  SECTION 11.02 Severability. In case any provision of this Article Eleven shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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                  SECTION 11.03 Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guarantee. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor hereunder in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contributing Percentage (as defined below) of the aggregate payments made by all Guarantors hereunder in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments hereunder in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors hereunder in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentence shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Guarantee against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guarantee. As used in this Section 11.03: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guarantee) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 11.03, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.

                  SECTION 11.04 Limitation of Guarantor's Liability. Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirm that it is the intention of all such parties that this Guarantee does not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to Section 11.05, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

                  SECTION 11.05 Execution of Subsidiary Guarantee. To further evidence the Subsidiary Guarantees to the Holders, each Guarantor hereby agrees to execute a Subsidiary Guarantee, substantially in the form of Exhibit C hereto, to be endorsed on and made a part of each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents, or, if the Guarantor is a limited liability company or limited partnership, by any such Officer of the managing member of such limited liability company or general partner of such limited partnership, as the case may be, prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Guarantor. Such signature upon the Subsidiary Guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case such officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Subsidiary Guarantee had not ceased to be such officer of such Guarantor.

                  SECTION 11.06 Subordination of Subrogation and Other Rights. Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                  SECTION 11.07 Additional Guarantors; Releases of Guarantors.
(a) Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a

Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Subsidiary Guarantee of each Person described in this Section 11.07 shall apply to all Notes theretofore executed and delivered, notwithstanding any failure of such Notes to contain a notation of such Subsidiary Guarantee thereon.

                  (b) The Subsidiary Guarantee furnished by a Guarantor shall be automatically and unconditionally released and discharged (at which time the respective such Person shall cease to be a Guarantor), without any further action required on the part of the Trustee or any Holder, upon the occurrence of the circumstances with respect to the respective Guarantor as expressly provided in clause (i) through (iv) of Section 4.08(b).

                  SECTION 11.08 Successors and Assigns. This Article Eleven shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.09 Waiver of Stay, Extension or Usury Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                      SUBORDINATION OF SUBSIDIARY GUARANTEE

                  SECTION 12.01 Subsidiary Guarantee Obligations Subordinated to Senior Indebtedness. Each Guarantor covenants and agree, and the Trustee and each Holder of the Notes by its acceptance thereof likewise covenant and agrees, that each Subsidiary Guarantee shall be issued subject to the provisions of this Article Twelve; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments on the Notes pursuant to the Subsidiary Guarantee made by or on behalf of each Guarantor shall, to the extent and in the manner set forth in this

Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all amounts payable under Guarantor Senior Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter incurred.

                  SECTION 12.02 Payment Over of Proceeds Upon Dissolution, etc.; No Payment in Certain Circumstances. (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Indebtedness whether or not such interest is an allowed claim in such proceeding) of such Guarantor shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of such Guarantor Senior Indebtedness, before any payment or distribution of any kind or character is made by or on behalf of such Guarantor on account of any of its Obligations on the Subsidiary Guarantee or for the acquisition of any of the Notes for cash or property or otherwise (except that holders of the Notes may receive Permitted Payments). Before any payment may be made by, or on behalf of, a Guarantor of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any Permitted Payments), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of the respective Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness of the respective Guarantor in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities (excluding any Permitted Payments), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 12.02(a) and before all obligations in respect of the Guarantor Senior Indebtedness of the respective Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior

Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  The consolidation of the Guarantor with, or the merger of the Guarantor with or into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such Guarantor complies with the conditions stated in Article Five.

                  If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Guarantor Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Guarantor or any other Person on its behalf with respect to any Obligations on the Subsidiary Guarantee or to acquire any of the Notes for cash or property or otherwise (except that holders of the Notes may receive Permitted Payments).

                  In addition, during any Payment Blockage Period, no Guarantor, and no other Person on any Guarantor's behalf, shall (x) make any payment of any kind or character with respect to any Guaranteed Obligations or (y) acquire any of the Notes for cash or property or otherwise (except that holders of the Notes may receive Permitted Payments).

                  SECTION 12.03 Subrogation. Upon the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article

Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Guarantor Senior Indebtedness of any such Guarantor on the other hand.

                  If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness of any Guarantor, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of such Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

                  SECTION 12.04 Obligations of Guarantors Unconditional. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Guarantor and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guarantee, or is intended to or shall affect the relative rights of such Guarantor of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, as the case may be, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Designated Guarantor Senior Indebtedness of each Guarantor then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Notes pursuant to the Subsidiary Guarantee.

                  SECTION 12.05 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness of a Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Guarantor Senior Indebtedness of a Guarantor or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.05 at least two Business Days prior to the date upon which by the moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the respective contrary, the Trustee shall have full power and authority to receive any moneys from the Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.05 shall limit the right of the holders of Senior Indebtedness of the Company to recover payments as contemplated by Section
12.02. Nothing contained in this Section 12.05 shall limit the right of the holders of Guarantor Senior Indebtedness of a Guarantor to recover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 12.06 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

                  SECTION 12.07 Trustee's Relation to Guarantor Senior Indebtedness of a Guarantor. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness of a Guarantor which may at any time be held by them in their individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness of such Guarantor, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor (except as provided in Section 12.02(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness of a Guarantor shall be entitled by virtue of this Article Twelve or otherwise.

                  SECTION 12.08 Subordination Rights Not Impaired by Acts or Omissions of Holders of Guarantor Senior Indebtedness. No right of any present or future holders of any Guarantor Senior Indebtedness of a Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness of any Guarantor.

                  SECTION 12.09 Holders Authorize Trustee to Effectuate Subordination of Subsidiary Guarantee. Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of the principal of and interest in its or his Notes in the form required in those proceedings.

                  SECTION 12.10 This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default.

                  SECTION 12.11 Trustee's Compensation Not Prejudiced. Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                  SECTION 12.12 No Waiver of Subsidiary Guarantee Subordination Provisions. Without in any way limiting the generality of Section 12.08, the holders of Guarantor Senior Indebtedness of any Guarantor, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding or secured, (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

                  SECTION 12.13 Reliance by Holders of Guarantor Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness. It is further acknowledged and agreed that no amendment to the provisions of this Article Thirteen shall be effective with respect to any Guarantor Senior Indebtedness outstanding at the time of such amendment unless the respective modification has been consented to by a majority of the then outstanding amount of the respective issue of Guarantor Senior Indebtedness.

                  SECTION 12.14 Reinstatement. Each Holder of a Note agrees that these subordination provisions shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guarantor Senior Indebtedness is rescinded or must otherwise be restored by any holder of Guarantor Senior Indebtedness, upon the insolvency, bankruptcy or reorganization of the respective Guarantor or any obligor upon the Notes or otherwise, all as though such payment had not been made.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

                  SECTION 13.01 Trust Indenture Act Controls. This Indenture is subject to the provisions of the TIA that are required to be a part of any indenture subject to the TIA. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 13.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                  if to the Company:

                  New World Pasta Company
                  c/o Hershey Foods Corporation
                  Corporate Headquarters
                  100 Crystal A Drive
                  Hershey, PA 17033-0810

                  Attention:  James Bohenick

                  Facsimile:  (717) 534-7643
                  Telephone: (717) 534-6711

                  with copies to:

                  Joseph Littlejohn & Levy
                  450 Lexington Avenue, Suite 350
                  New York, New York  10017

                  Attention:  David Ying

                  Facsimile:  (212) 286-8626
                  Telephone:  (212) 286-8600
                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, NY  10286

                  Attention:  Corporate Trust Trustee Administration

                  Facsimile:  (212) 815-5915
                  Telephone:  (212) 815-5359

                  Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed, first-class, postage prepaid, to a Holder, including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b) shall be mailed to such Holder at the address as set forth on the list maintained pursuant to Section 2.05 and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duty given, whether or not the addressee receives it.

                  SECTION 13.03 Communications by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA
Section 312(c).

                  SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 13.06 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 13.07 GOVERNING LAW. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 13.08 No Recourse Against Others. No director, officer, employee, stockholder or member of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 13.09 Successors. All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors.

                  SECTION 13.10 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 13.11 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  SECTION 13.12 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 13.13 Legal Holidays. If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                           IN WITNESS WHEREOF, the parties have caused this
Indenture to be duly executed as of the date first written above.

                                   NEW WORLD PASTA COMPANY

                                   By  /s/ James A. Bohenick
                                        Title: Vice President of Finance &
                                          Chief Financial Officer

                                   THE BANK OF NEW YORK, as Trustee

                                   By  /s/ Mary Jane Schmalzel
                                        Title: Vice President

                                   GUARANTORS:

                                   PASTA GROUP, L.L.C.

                                   By  /s/ James A. Bohenick
                                        Title: Vice President of Finance &
                                           Chief Financial Officer

                                   WINCHESTER PASTA, L.L.C.

                                   By  /s/ James A. Bohenick
                                        Title: Vice President of Finance &
                                           Chief Financial  Officer

                                                                       EXHIBIT A
                                                                    TO INDENTURE


                             [FORM OF FACE OF NOTE]


[UNLESS THIS NOTE IS AN EXCHANGE NOTE OR IS OTHERWISE PERMITTED BY THE INDENTURE NOT TO BEAR THE PRIVATE PLACEMENT LEGEND, INSERT THE PRIVATE PLACEMENT LEGEND.]

[IF THIS NOTE IS THE TEMPORARY REG. S. GLOBAL NOTE, INSERT THE REG. S
LEGEND.]

[IF THIS NOTE IS A GLOBAL NOTE, INSERT THE LEGEND SET FORTH IN EXHIBIT B TO THE INDENTURE.]

                                                                    TO INDENTURE
                                                                          PAGE 2



$______________________                                             No._________

                                                 _____________Cusip No._________

                             NEW WORLD PASTA COMPANY

                    9 1/4% Senior Subordinated Note Due 2009

                  NEW WORLD PASTA COMPANY, a Delaware corporation, promises to pay to ________, or registered assigns, the principal sum of __________ Dollars on February 15, 2009.

         Interest Payment Dates: February 15 and August 15

         Interest Record Dates:  February 1 and August 1

         Additional provisions of this Note are set forth on the other side of this Note.

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                          PAGE 3

                                                    NEW WORLD PASTA COMPANY


                                            By:
                                               Name:
                                               Title:

                                            By:
                                               Name:
                                               Title:



Dated:



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one
of the Notes referred to in the
Indenture.


By:
      Authorized Signatory

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                          PAGE 4

                            [FORM OF REVERSE OF NOTE]

                    9 1/4% Senior Subordinated Note Due 2009


1.       Interest

                  NEW WORLD PASTA COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the unpaid principal amount of this Note at the Applicable Interest Rate.

                  The Company will pay interest on each Interest Payment Date, beginning August 15, 1999. Interest shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from the date of issuance of this Note.

                  Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum that is 2% in excess of the Applicable Interest Rate from the date of such nonpayment until the amount not so paid is paid in full (as well after as before judgment).

                  "Applicable Interest Rate" means 9.25% per annum.

2.       Method of Payment

                  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the relevant Interest Record Date even if Notes are canceled after such Interest Record Date and on or before such Interest Payment Date; provided, that payments of interest on a Redemption Date, Purchase Offer Payment Date or the Final Maturity Date shall be made to the Person to whom principal is paid. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Noteholder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may have one or more co-

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                          PAGE 5

registrars or one or more additional Paying Agents. The Company or any Guarantor may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Notes under an Indenture dated as of February 19, 1999 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are general unsecured obligations of the Company. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company, the Incurrence of Indebtedness and Preferred Stock by certain of its Subsidiaries, investments, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and certain of its Subsidiaries, certain repayments, purchases or redemptions of subordinated obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, the lines of business in which the Company or certain of its Subsidiaries may operate and the ability of the Company to merge with or into another entity. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Notes. The limitations are subject to a number of important qualifications and exceptions.

[INSERT ONLY IN INITIAL NOTES] [5. Registration Rights

         The Company will be obligated to consummate a Registered Exchange Offer pursuant to which the Holders of the Initial Notes shall have the right to exchange their Notes for Notes which have been registered under the Securities Act, in like principal amount and otherwise having terms identical in all material respects to the Initial Notes.]

6.       Optional Redemption

                  The Company may not optionally redeem this Note in whole at any time or in part at any time prior to February 15, 2004. Beginning on February 15, 2004, this Note shall be redeemable in whole or in part for an amount equal to the following amounts, expressed as a percentage of the principal amount of the Notes to be redeemed, if redeemed

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                          PAGE 6

during the 12-month period commencing on February 15 of the years set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date:



Period                                                                Redemption
                                                                        Price
2004...........................................................       104.6250%
2005...........................................................       103.0833%
2006...........................................................       101.5417%
2007...........................................................       100.0000%

                  (b) At any time, or from time to time, on or prior to February 15, 2002, the Company may, at its option, redeem up to 35% of sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amount of Initial Notes originally issued under the Indenture after the Issue Date pursuant to clause (i) of the first sentence of the fourth paragraph of Section 2.02 of the Indenture with Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of redemption; provided, however, that at least 65% of the sum of (i) initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Initial Notes issued under the Indenture after the Issue Date pursuant to clause
(i) of the first sentence of the fourth paragraph of Section 2.02 of the Indenture, remain outstanding immediately after each such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

7.       Mandatory Offers to Purchase with Proceeds of Asset Sales

                  Pursuant to the requirements of the Indenture, the Company must make certain Offers to Purchase Notes (including this Note) at par plus accrued and unpaid interest and Liquidated Damages, if any, with the Net Cash Proceeds from certain Asset Sales; provided that such Net Cash Proceeds need not be applied to make Offers to Purchase the Notes to the extent that such Net Cash Proceeds are applied to make certain repayments of Indebtedness or to make certain investments, in each case in accordance with the requirements of Section
4.10 of the Indenture.

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                          PAGE 7

8.       Change of Control Put Provisions

                  Upon a Change of Control, any Noteholder will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Notes of such Noteholder at a price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

9.       Subordination

                  The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.      Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Noteholder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 business days before a mailing of a notice of an offer to repurchase or redeem Notes or 15 business days before an interest payment date.

11.      Persons Deemed Owners

                  The registered Noteholder may be treated as the owner of it for all purposes.

12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Noteholders entitled to the money must look only to the Company and not to the

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                          PAGE 8

Trustee for payment.

13.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Noteholders holding at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Noteholders holding a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add further guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or Events of Default or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to evidence the succession of another Person to the Company or any Guarantor and the assumption by such successor of the covenants of the Company or any Guarantor in the Indenture or in the Notes, or to evidence and provide for the acceptance of an appointment under the Indenture by a successor Trustee, or to release any Guarantor from its Subsidiary Guarantee in accordance with the provisions of the Indenture.

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or Liquidated Damages in respect of the Notes;
(ii) default in payment of principal on the Notes at maturity, upon redemption, upon declaration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, and continuance of such default for 30 days after written notice thereof to the Company; (iv) any Subsidiary Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect, or such Subsidiary Guarantee is declared to be null, void or unenforceable, or if such Subsidiary Guarantee is found to be invalid, or the Guarantor denies its liability under such Subsidiary Guarantee (other

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                          PAGE 9

than by reason of the release of such Guarantor from its obligations in accordance with the terms of the Indenture); (v) certain accelerations, and failures to pay, other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (vi) certain events of bankruptcy or insolvency with respect to the Company, its Significant Restricted Subsidiaries; and (vii) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Noteholders holding of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency relating to the Company are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, including the right of the Trustee to refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it, Noteholders holding a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Noteholders.

[INSERT ONLY IN INITIAL NOTES]  [16. Liquidated Damages.

         If the Company has failed to file the Exchange Offer Registration Statement or a Shelf Registration within 120 days of the Issue Date or if the Registered Exchange Offer has not been consummated, or a Shelf Registration Statement has not been declared effective, within 180 days of the Issue Date, then the Company must pay liquidated damages of up to 1% of the principal amount of this Note as set forth in the Registration Rights Agreement. The Company will also pay Liquidated Damages in the same amounts if after having been filed, the Shelf Registration Statement is not available for resales thereunder. Liquidated Damages will be paid at the same time and in the same way as interest payments on Notes, and must be paid entirely in cash.]

17.      Trustee Dealings with the Company

                  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                         PAGE 10

18.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.      Abbreviations

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.      GOVERNING LAW

                  THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                         PAGE 11

                  The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

         New World Pasta Company
         c/o Hershey Foods Corporation
         Corporate Headquarters
         100 Crystal A Drive
         Hershey, PA 17033-0810
         Attention:  James Bohenick

                                                                       EXHIBIT A
                                                                    TO INDENTURE
                                                                         PAGE 12

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

____________________________________________________

Date:_________________Your Signature:_________________________________________

Sign exactly as your name appears on the other side of this Note.

                                                                       EXHIBIT B
                                                                    TO INDENTURE


                         FORM OF LEGEND FOR GLOBAL NOTES


                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                                                                       EXHIBIT C
                                                                    TO INDENTURE


                         [FORM OF SUBSIDIARY GUARANTEE]



                          SENIOR SUBORDINATED GUARANTEE


         The Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guaranty being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on (and liquidated damages, if any, with respect to) the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

         The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

                                      [                            ]


                                      By:
                                          Name:
                                          Title:

                                                                       EXHIBIT D
                                                                    TO INDENTURE


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.11 (Change of Control) of the Indenture, check one of the following:

           _____ Asset Sale                   _____ Change of Control

                  If you want to have only a part of this Note purchased by the Company pursuant to either Section 4.10 or 4.11 of the Indenture, state the amount:

US$ ____________

Date:_____________  Your Signature:____________________

        (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:__________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT E
                                                                    TO INDENTURE


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE


                      OR REGISTRATION OF TRANSFER OF NOTES

                      Re:  Senior Subordinated Notes due 2009
                           (the "Notes")
                           New World Pasta Company
                           _______________________

__ ________________This Certificate relates to $___ principal amount of Notes held in the form of* ________ a beneficial interest in a Global Note or* ______ Physical Notes by _______ (the "Transferor").

         Reference is made to the Indenture, dated as of February __, 1999 (the Indenture"), among New World Pasta Company (the "Company"), the Guarantors named therein, and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined in this certificate are used as defined in the Indenture.

The Transferor:  *

         / / Has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above).

         / / Has requested by written order that the Trustee register the transfer of its interest in the Temporary Reg. S Global Note for an interest in the Rule 144A Global Note.

         / / Has requested by written order that the Registrar exchange or register the transfer of a Physical Note or Physical Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture and the restrictions on transfers thereof as provided in Section 2.16 of the Indenture, and that the

                                                                       EXHIBIT E
                                                                    TO INDENTURE
                                                                          PAGE 2

transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

         / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

         / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         / / Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit F to the Indenture.

         / / Such Note is being transferred in reliance on Rule 144 under the Act.

         / / Such Note is being transferred in an offshore transaction pursuant to Rule 904 under the Act.

         / / Such Note is being transferred to the Company or a Subsidiary of the Company.






                                               [INSERT NAME OF TRANSFEROR]


                                             By:
                                                [Authorized Signatory]

Date:
*Check applicable box.

                                                                       EXHIBIT F
                                                                    TO INDENTURE


                   Form of Transferee Letter of Representation



         The Bank of New York
         101 Barclay Street, Floor 21W
         New York, NY  10286

         Attention:  Corporate Trust Trustee Administration

         Dear Sirs:

                  This certificate is delivered to request a transfer of $ principal amount of the Senior Subordinated Notes due 2009 of New World Pasta Company (the "Company") and any guarantee thereof (the "Notes"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                           Name:
                           Address:
                           Taxpayer ID Number:

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional accredited investor, and we are not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor

                                                                       EXHIBIT F
                                                                    TO INDENTURE
                                                                          PAGE 2

thereto) (the "Resale Restriction Termination Date") only (a) to the Company or one of its Subsidiaries, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional accredited investor that is purchasing for its own account or for the account of such an institutional accredited investor, (e) in an offshore transaction in compliance with Rule 904 under the Securities Act, or (f) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. The Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

                  Reference is made to the Indenture, dated as of February __, 1999 (the Indenture"), among the Company, the Guarantors named therein, and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined in this certificate are used as defined in the Indenture.

Dated:_________                             TRANSFEREE:


                                            By: ___________________________